Exhibit 10.2

EXHIBIT B

PROMISSORY NOTE

$ 72,000.00	Dated: May 7, 2014

FOR VALUE RECEIVED, Organic Innovations, a Nevada corporation ("Maker"), promises to pay to the order of Organic Innovations, Inc., a Delaware corporation, and wholly-owned subsidiary of Profit Planners Management, Inc., a Nevada corporation ("Holder") the principal sum of Seventy Two Thousand Dollars ($72,000.00) together with interest on unpaid principal outstanding, computed from the date of this Note, at the rate provided herein.

1.           Commencing on the date of this Note, the unpaid principal balance outstanding under this Note shall bear interest at the rate of eight percent (8%) per annum.  The entire amount of principal and any accrued but unpaid interest and all other amounts due under this Note shall be due and payable in full on the first anniversary of the date of this Note (the “Maturity Date”).

2.           All parties waive presentment for payment, demand, protest, notice of non-payment, and consent to any and all renewals, extensions and modifications which may be granted by Holder from time to time.

3.           If any suit or action is instituted to enforce this Note, Maker promises to pay, in addition to the costs and disbursements otherwise allowed by law, such amount or amounts as the court may adjudge as attorneys' fees in such suit or action.

4.           Maker shall have the right to prepay all or any part of the principal balance of this Note without penalty prior to the Maturity Date.

5.           The terms of this Note shall apply to, and inure to the benefit of, and bind all parties hereto, their heirs, legatees, devisees, administrators, executors, personal representative, successors and assigns.

6.           No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.  A waiver on any one occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion.

7.           This Note shall be governed by and construed in accordance with California law.

Organic Innovations, A Nevada Corporation

By:	/s/ Maribel Garcia
Maribel Garcia, CEO